                                                                  EXHIBIT 10.11

                                       SUBLEASE
                                    (Willowbrook)

      THIS SUBLEASE (the "SUBLEASE") is made and entered into as of September 19, 1996 (the "EFFECTIVE DATE") by and between AVIALL SERVICES, INC., a Delaware corporation ("SUBLESSOR"), and TRI-STAR AEROSPACE CO., a Delaware corporation ("SUBLESSEE").

                                      RECITALS:

     A. Pursuant to that certain, Industrial Lease Agreement (the "ORIGINAL LEASE"), dated December 17, 1987, between Thorsen Tool Company ("THORSEN"), as lessor, and Aviparts, Inc. ("AVIPARTS"), as lessee, Aviparts leased from Thorsen the PREMISES (herein so called) described in the Original Lease.

     B. Pursuant to that certain Assignment and Assumption of Lease Agreement, dated August 23, 1990, Aviation Sales Company, Inc., ("AVIATION SALES"), as Successor by merger to Aviparts, assigned the Original Lease to Aviall of Texas, Inc. ("AVIALL OF TEXAS").

     C. The Original Lease was amended pursuant to that certain First Amendment to Industrial Lease Agreement, dated as of August 23, 1990, by and between Household International, Inc. ("HII"), as Successor-in-interest under the Original Lease to Thorsen, and Aviall of Texas.

     D. The Original Lease was further amended pursuant to that certain Second Amendment to Industrial Lease Agreement, dated as of October 27, 1995, by and between COM Realty, Inc. ("LANDLORD"), as successor-in-interest under the Original Lease to HII and Aviall, Inc., successor-in-interest to Aviparts, Inc., successor-in-interest to Aviall of Texas. The Original Lease, as amended and assigned as described above, is referred to herein as the "LEASE." The lessor under the Lease is referred to as the "LESSOR."

     E.   Sublessor is successor by merger to Aviall of Texas.

     F. Sublessor desires to sublease that portion of the Premises depicted in EXHIBIT "A" attached hereto (the "SUBLEASED PREMISES") upon the terms and conditions set forth below.

                                      AGREEMENT:

     In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree is follows:

     1. SUBLEASE. Sublessor hereby demises and subleases to Sublessee and Sublessee hereby hires and subleases from Sublessor the Subleased Premises for a term (the "SUBLEASE TERM") commencing on the Effective Date and ending on December 31, 1997. In connection with Sublessee's lease of the Subleased Premises, Sublessor also hereby grants to Sublessee, its employees, agents, contractors and invitees, a nonexclusive right to use, in common with Sublessor, its employees, agents, contractors and invitees, the following areas (collectively, the "COMMON AREAS") for the purposes indicated and consistent with the terms of the Lease: (i) all areas within the Premises depicted in EXHIBIT "A" as "Common Areas" and (ii) all of the parking areas that Sublessor is entitled to utilize pursuant to the Lease (provided that the number of parking spaces used by Sublessee or its employees, contractors or invitees shall not at any time exceed 80 spaces as depicted in EXHIBIT "B" attached hereto). Sublessor may, at Sublessor's option, designate specific parking areas for use by Sublessee, in which event Sublessee shall cause its employees, contractors and invitees to use only such parking areas.

     Notwithstanding the foregoing, Sublessor may at any time during the Lease Term, upon giving not less than ninety (90) days notice to Sublessee, terminate this Sublease and all of Sublessee's rights hereunder, upon payment to Sublessee of $100,000 upon the termination date specified in Sublessor's notice to Sublessee. Upon the termination date specified in Sublessor's notice to Sublessee, the Lease Term shall be terminated.

     2. SAME TERMS. Except as otherwise expressly set forth herein, this Sublease shall be upon the same terms, conditions, covenants and agreements as contained in the Lease, which is hereby incorporated by reference; provided, however, that wherever the terms "Landlord," "Tenant," "this Lease," and "Premises" occur in the Lease, they shall be deemed for the purposes of this Sublease to refer respectively to "Sublessor," "Sublease," "this Sublease," and the "Subleased Premises," as set forth in this Sublease.

   3. BASIC RENTAL. Sublessee agrees to pay to Sublessor 30.162% ("SUBLESSEE'S SHARE") (56,177 total square feet for the Subleased Premises DIVIDED BY 186,249

Sublease (Willowbrook)                                               Page -2-
total square feet for the Building) of all BASIC RENTAL (herein so called) as described in and required by the Lease, as and when installments of Basic Rental are due and owing under the Lease. If the Sublease Term commences or ends on other than the first and last day, respectively, of a calendar month, the rental for the fractional calendar month shall be prorated on a per diem basis.

     4. ADDITIONAL RENT. Notwithstanding PARAGRAPH 2 hereof and PARAGRAPH 4 of the Lease, Sublessee shall pay to Sublessor as ADDITIONAL RENT (herein, so called) under this Sublease, Sublessee's Share of all other amounts due and owing to Lessor or any other person or entity pursuant to or as required by the Lease including, without limitation, the following (collectively, the "OPERATING COSTS"): (i) real estate taxes and assessments pursuant to assessments pursuant to SECTIONS 4(a) and 4(e) of the Lease, (ii) utilities pursuant to SECTION 6 of the Lease, (iii) insurance pursuant to SECTION 15 of the Lease, (iv) taxes levied or assessed against the lessor under the Lease or such lessor's assets or properties, as provided by SECTION 17 of the Lease, (v) casualty and public liability insurance maintained by Sublessor with respect to the Premises or the operations therein, (vi) utilities (including, without limitation, water, gas, sewer, electricity, telephone service, fire sprinkler, lawn sprinkler charges and other utilities and services used on or from the Premises, together with any and all taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and all electric light bulbs and tubes for the Premises), but excluding amounts for utilities separately metered or calculated without reference to the Subleased Premises or the Common Areas, and (vii) maintenance and repair costs and expenses and all other amounts due and owing by Sublessor udder the Lease, but excluding amounts payable only with respect to those portions of the Premises other than the Subleased Premises. It is understood and agreed, however, that (a) Additional Rent shall not in any event include damages to Lessor caused solely by a breach by Sublessor under the Lease so long as Sublessee is not then in default under this Sublease, and (b) Operating Costs shall not in any event duplicate amounts otherwise due and owing, and paid, by Sublessee under this Sublease. The provisions of this PARAGRAPH 4 shall Survive termination of this Sublease. Additional Rent shall be due and payable within 20 days following written demand for payment of any such amounts by Sublessor to Sublessee.

     5. PERFORMANCE OF LEASE OBLIGATIONS. Sublessee shall, throughout the Sublease Term, timely and fully observe and perform all of the provisions of the Lease on the part of Sublessor to be performed as tenant under the Lease with respect to the Subleased Premises. Sublessee will not do or permit to be done with respect to the Premises any act that will be in violation or breach of the Lease.

Sublease (Willowbrook)                                               Page -3-

Notwithstanding anything herein to the contrary, (i) Sublessor shall have no obligation to perform or have performed any construction or finish-out work to the Subleased Premises for the benefit of Sublessee, other than to use reasonable efforts upon Sublessee's written request to enforce Lessor's obligations under the Lease, and (ii) with respect to other services and obligations performed or to be performed by Lessor under the Lease, Sublessor shall have no independent obligation as Sublessor to Sublessee hereunder, it being understood and agreed that Lessor shall have sole responsibility for such obligations, and that Sublessor shall have no obligations or liability to Sublessee for any failure of Lessor to perform such services or obligations.

     6.   SUBLESSEE INDEMNIFICATION.

          (a) SPECIFIC OCCURRENCES. Sublessee shall indemnify and defend Sublessor and its affiliates, shareholders, directors, officers and employees (the "SUBLESSOR PARTIES") and hold the Sublessor Parties harmless from and against any and all claims, actions, damages, liability and expense (including, without limitation, court costs, reasonable attorneys' fees and other costs of litigation) incurred by or asserted against any of the Sublessor Parties in connection with:

               (i) the loss of life, personal injury and/or damage to property arising from (A) any occurrence in, on or at the Subleased Premises,
          (B) the occupancy, use or misuse by Sublessee or Sublessee's agents, employees, contractors, invitees, sublessees, successors or assigns (collectively, the "SUBLESSEE RELATED PARTIES", each a "SUBLESSEE RELATED PARTY") of the Subleased Premises, the Common Areas or the remainder of the Premises, (C) any occurrence occasioned wholly or in part by any act or omission of any Sublessee Related Party, or (D) an occurrence occasioned by the violation of any law, regulation or ordinance by any Sublessee Related Party, but in any case, excluding loss of life, personal injury and/or damage caused solely by the gross negligence or willful misconduct of Sublessor; and

               (ii) the failure of Sublessee to perform any act, obligation or covenant of Sublessor under the Lease which Sublessee is obligated to perform under this Sublease.

          (b) SUBLESSEE'S LIABILITY FOR DAMAGE. Sublessee shall be liable to Sublessor for any damage to the Subleased Premises or to any equipment,

Sublease (Willowbrook)                                               Page -4-
     fixture or other personal property of Lessor or Sublessor within the Subleased Premises, unless such damage is caused solely by the gross negligence or willful misconduct of Sublessor.

          (c) INSURANCE. Without limiting the generality of the terms of PARAGRAPH 5 of this Sublease, Sublessee shall maintain public liability insurance with respect to the Subleased Premises in accordance with the requirements set forth in PARAGRAPH 11 of the Lease.

          (d) HAZARDOUS MATERIALS. Sublessee shall neither use, Store, discharge or dispose, nor permit the use, storage, discharge or disposal of any Hazardous Substances within or around the Subleased premises or Common Areas. For purposes hereof, the term "HAZARDOUS MATERIALS" shall mean petroleum or any petroleum product, or any hazardous material, hazardous waste, or hazardous substance, as such terms are defined in (i) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ., (ii) Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S,C, Section 9601 ET. SEQ., (iii) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1802 ET. SEQ., (iv) the Toxic Substances Control Act, as amended, 15 U.S.C.
     Section 2601 ET. SEQ., and (v) in any other applicable federal, state and local statutes, laws and ordinances, now existing or hereafter enacted and all regulations now or hereafter promulgated pursuant thereto (together, "HAZARDOUS MATERIALS LAWS"); provided, however, that Sublessee may use, store and dispose of Hazardous Materials on the Subleased Premises as necessary to the ordinary and customary operation of Sublessee's business, in commercially reasonable quantities, so long as such use, storage and disposal are conducted by Sublessee with Sublessor's prior written consent and in strict compliance with all applicable Hazardous Materials Laws. Sublessee shall promptly report any spill, release or discharge of any Hazardous Materials on, to or from the Subleased Premises or the Common Areas to Sublessor, and to appropriate governmental authorities, in accordance with applicable Hazardous Materials Laws, and shall promptly clean up and remediate any spill, release or discharge of any Hazardous Materials on, to or from the Subleased Premises in strict compliance with all governmental requirements and Hazardous Materials Laws. Sublessee agrees to indemnify, defend, and hold harmless Sublessor against all claims (including, without limitation, all governmental claims, whether under statute, regulation or common law), liabilities, penalties and costs (including, but not limited to, attorneys' fees) incurred by or made

Sublease (Willowbrook)                                               Page -5-
     against Sublessor or imposed against the Subleased Premises or the Common Areas as a result of any act or omission of Sublessee or any Sublessee Related Party which constitutes a breach or alleged breach of the warranties, representations and covenants contained in this paragraph.

     (e) SURVIVAL. The terms, conditions, covenants, agreements and indemnities set forth in this PARAGRAPH 6 shall survive termination of the Lease and this Sublease.

     7. ASSIGNMENT AND SUBLEASE. Sublessee may not assign this Sublease or sublease all or any portion of the Subleased Premises without the prior written consent of Sublessor.

   8. NOTICES. The notice address for each of Sublessor and Sublessee for purposes of PARAGRAPH 26 of the Lease are as follows:

     Sublessor:     Aviall Services, Inc.
                    2055 Diplomat Drive
                    Dallas, Texas 75234-8989
                    Attn: Senior Manager Corporate Purchasing

     Sublessee:     Tri-Star Aerospace Co.
                    11535 East Pine Street
                    Tulsa, Oklahoma 74116
                    Attn: Qentin P. Bourjeaurd

     9. SUBLESSOR INDEMNIFICATION. Commencing upon the Effective Date, Sublessor shall neither use, store, discharge or dispose, nor permit the use, storage, discharge or disposal of any Hazardous Substances within or around the portion of the Premises other than the Subleased Premises (for purposes of this PARAGRAPH 9. the "OTHER PREMISES"); provided, however, that Sublessor may use, store and dispose of Hazardous Materials on the Other Premises as necessary to the ordinary and customary operation of Sublessor's business, so long as such use, storage and disposal are conducted by Sublessor in strict compliance with all applicable Hazardous Materials laws. Sublessor agrees to indemnify, defend, and hold harmless Sublessee against all claims (including, without limitation, all governmental claims, whether under statute, regulation or common law), liabilities, penalties and costs (including, but not limited to, attorneys' fees) incurred by or made against Sublessee as a result

Sublease (Willowbrook)                                               Page -6-

EXECUTED as of the date first written above.

                              SUBLESSOR:

                              AVIALL SERVICES, INC.,
                              a Delaware corporation


                              By:  /s/ Jeffrey J. Murphy
                                   --------------------------------------------
                                   Jeffrey J. Murphy
                                   Senior, Vice-President, Secretary and General Counsel


                              SUBLESSEE:

                              TRI-STAR AEROSPACE CO.,
                              a Delaware corporation


                              By:  /s/ Quentin Bourjeaurd
                                   --------------------------------------------
                                   Name: Quentin Bourjeaurd
                                   Title: President

Sublease (Willowbrook)                                               Page -8-

                           FIRST AMENDMENT TO THE SUBLEASE

     First Amendment (the "Amendment") to the Sublease dated as of September 19, 1996 by and between Aviall Services, Inc. as Sublessor ("Sublessor") and Tri Star Aerospace Co. as Sublessee ("Sublessee") for a portion of 2527 Willowbrook Drive, Dallas, Texas (the "Sublease")

     WHEREAS, the parties desire to amend the Sublease;

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and legal sufficiency or which is hereby acknowledged, Sublessor and Sublessee agree that the Sublease is amended as follows:

     1. The ending date of the term set forth on the fourth line of the first paragraph of Section 1, of the Sublease is hereby deleted and the date "December 31, 1998" is inserted in its place.

     2. Effective January 1, 1998, Attachment A of the Sublease shall be deleted in its entirety and the attached new Attachment A inserted in its place. It is recognized that the new Attachment A reduces the Subleased Premises by an area of approximately 10,282 square feet which 10,282 square feet area of reduction shall be hereinafter referred to as the "Excluded Premises".

     3. The second paragraph of Section 1, of the Sublease is deleted, and the following paragraph is inserted in its place.

               "Provided Sublessee has performed all of the terms, covenants, agreements and conditions of this sublease, including the payment of all Basic Rent and additional rent, to be performed by Sublessee, Sublessee shall peaceably and quietly hold and enjoy the Subleased Premises for the term hereof, without hindrance from Sublessor or any other person, subject to the terms and conditions of the Lease and this Sublease, and Sublessor covenants and agrees that it shall not take or omit to take any action, in connection with its lease of the premises of which the Subleased Premises are a part which could reasonable be expected to interfere with the Sublessee's rights to occupy of the Subleased Premises for the full term hereof, including the optional extension term."

     4. Section 3 of the Sublease is hereby deleted in its entirety and the following Section 3 is inserted in its place:

          "3. BASIC RENTAL. Effective January 1, 1998, Sublessee agrees to pay to Sublessor 24.64% ("Sublessee's Share") (45,895 total square feet for the

FIRST AMENDMENT TO THE SUBLEASE
a portion of 2527 Willowbrook Drive, Dallas, Texas
Page 2

               Subleased Premises DIVIDED BY 186,240. Total square feet for the Building) of all BASIC RENTAL (herein so called) as described in and required by the Lease, as and when installments of Basic Rental are due and owing under the Lease. If the Sublease Term commences or ends on other than the first and last day, respectively, of a calendar month, the rental for the fractional calendar month shall be prorated on a per diem basis."

     5.   A new subsection 7 (a) is added to the Sublease as follows:

          "7. (a) OPTION TO EXTEND

                    Provided that Sublessee is not in default of any of its
               obligations under the Sublease, Sublessee is hereby given the option to extend the term of the Sublease until September 30, 2000, provided that Sublessee provides Sublessor with written notice of its exercise such option to extend the Sublease on or before May 31, 1998. Sublessor shall have the right to show the Subleased Premises to potential tenants for the period following the term of this Sublease, during normal business hours unless and until Sublessee has exercised its option to extend the Sublease as set forth above.

                    In the event that Sublessee exercises its option to extend the Sublease as set forth above in addition to the Sublessor's Shares of Basic Rental as set forth in Section 3, above, Sublessee shall pay an additional 10 CENTS per square feet, or $4,589.50 per year, during the extended term of the Sublease in consideration for the extension of the term.

     6. Sublessor agrees that during the term of the Sublease, that so long as Sublessor continues to occupy a significant part of the premises of which the Subleased premises is a part, Sublessor shall make available to the Sublessee use of Sublessor's PBX, and shall cooperate with Sublessee at Sublessee's expense in making modifications as may be reasonably required to provide for separate long-distance service for Sublessee through such PBX.


     7. Provided that Sublessee is not in default of any of its obligations under the Sublease, Sublessor agrees that, through November 15, 1997, Sublessee shall have the option to expand this Sublease as amended to also include the Excluded Premises in the Subleased Premises subject to all the other terms hereof. In the event that (i) Sublessee exercises this option and (ii) Sublessee exercises its option to extend the Sublessee pursuant to Section 10, such extension and all terms thereof shall also be applicable to the Excluded Premises, including but not limited to the 10-cent per square feet increase in basic rental which shall be applied to the non-Excluded Premises effective January l, 1999 notwithstanding the above, in the event that

FIRST AMENDMENT TO THE SUBLEASE
a portion of 2527 Willowbrook Drive, Dallas, Texas
Page 3

Sublessor notifies Sublessee that Sublessor has found an alternative sublessee for the Excluded Premises, such option shall expire unless exercised by the Sublessee within two weeks of receipt of such notice.

     8. Except as set forth in the first four items of this Amendment, the Sublease remains in full force and effect as initially executed.

Executed as of the 22nd day of September 1997.



SUBLESSOR

Aviall Services, Inc.


by:  /s/ Jeffrey J. Murphy
    ------------------------
Title: SVP Operations


SUBLESSEE

Tri Star Aerospace Co.


by:  /s/ Quentin Bourjeaurd
    ------------------------
Title: EVP & CFO